Exhibit 99.02

The Pride Group Pty Ltd.

Financial Statements

June 30, 2016 and 2015

The Pride Group Pty Ltd.

Independent Auditors’ Report

To the Shareholders of

The Pride Group Pty Ltd.

We have audited the accompanying financial statements of The Pride Group Pty Ltd, which comprise the balance sheets as of June 30, 2016 and 2015, and the related statements of income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Pride Group Pty Ltd. as of June 30, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

April 17, 2017

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The Pride Group Pty Ltd.

Balance Sheets

	June 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$250,196	$277,522
Accounts and retainage receivable, net	780,876	1,140,928
Costs and earnings in excess of billings	108,099	20,087
Prepaid expenses and other current assets	8,483	8,864

Total current assets	1,147,654	1,447,401

Property and equipment, net of accumulated depreciation	51,512	17,971
Security deposits and other non-current assets	6,303	13,144

	$1,205,469	$1,478,516

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$670,261	$792,338
Accounts payable to related party	39,083	40,554
Sales tax payable	158,852	81,187
Billings in excess of costs and earnings	88,082	141,217

Total current liabilities	956,278	1,055,296

Shareholders’ equity:
Common stock, no par value, 1,000,000 shares authorized, 97,939 shares issued and outstanding	504,484	504,484
Retained earnings (deficit)	(206,119)	(49,778)
Accumulated other comprehensive loss	(49,174)	(31,486)

Total shareholders’ equity	249,191	423,220

Total liabilities and shareholders’ equity	$1,205,469	$1,478,516

See accompanying notes to financial statements.

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The Pride Group Pty Ltd.

Statements of Operations, Comprehensive Income

and Shareholders’ Equity

	Year Ended June 30,
	2016	2015

Construction income	$6,152,627	$5,655,285
Direct costs	4,252,730	3,788,099

Gross profit	1,899,897	1,867,186

General and administrative expenses	2,069,835	1,942,665

Loss before other income and expense	(169,938)	(75,479)

Other income (expense):
Gain on disposition of equipment	12,421	8,535
Interest expense	(2,027)	(2,146)
Other income	3,204	90,279

Total other income	13,598	96,668

Net income (loss)	(156,340)	21,189

Other comprehensive loss:
Foreign currency translation difference	(17,689)	(31,486)
Total comprehensive loss	(174,029)	(10,297)

Shareholders’ equity, beginning of year	423,220	851,425

Distributions	-	417,908

Shareholders’ equity, end of year	$249,191	$423,220

See accompanying notes to financial statements.

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The Pride Group Pty Ltd.

Statements of Cash Flows

	June 30,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(156,340)	$21,189
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	12,958	58,043
Gain on disposition of property and equipment	(12,421)	(8,535)
(Increase) decrease in:
Accounts and retainage receivable	322,108	(453,119)
Costs and earnings in excess of billings	(88,680)	21,307
Prepaid expenses and other current assets	85	29,504
Security deposits and other non-current assets	6,404	-
Increase (decrease) in:
Accounts payable and accrued expenses	(94,376)	339,935
Accounts payable to related party	(1,471)	40,554
Billings in excess of costs and earnings	(48,438)	138,039
Sales tax payable	80,365	53,398

Net cash provided by operating activities	20,195	240,315

Cash flows from investing activities:
Purchase of property and equipment	(47,214)	(23,315)
Proceeds from disposition of property and equipment	13,309	63,857

Net cash provided by (used in) investing activities	(33,905)	40,542

Cash flows from financing activities:
Distributions	-	(417,908)

Net cash used in financing activities	-	(417,908)

Net decrease in cash and cash equivalents	(13,710)	(137,051)

Effect of foreign currency translation on cash	(13,616)	(66,443)

Cash and cash equivalents, beginning of year	277,522	481,016

Cash and cash equivalents, end of year	$250,196	$277,522

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,027	$2,146
Cash paid for taxes	$-	$-

See accompanying notes to financial statements.

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The Pride Group Pty Ltd.

Notes to Financial Statements

June 30, 2016 and 2015

Note 1 - Nature of Operations

Formed under the laws of the Australian State of Queensland in 1997, The Pride Group Pty Ltd (the “Company”) is a leading provider of a variety of technology based products and services in the commercial security systems space and in the renewable energy space, including, but not limited to, alarm systems, access control, video surveillance, closed circuit television, audio and visual systems and public announcement systems. During the years ended June 30, 2016 and 2015, the Company’s operations were primarily in the Australian state of Queensland.

Note 2 - Summary Of Significant Accounting Policies

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts and retainage receivable:

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At June 30, 2016 and 2015, there was no allowance for doubtful accounts required.

Property and Equipment, and Depreciation:

Property and equipment are stated at cost. Depreciation is generally provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining term of the lease or the estimated useful life of the improvement.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that are recorded as an element of stockholder’s equity but are excluded from net income (loss). The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Foreign Currency Translation

Assets, liabilities, revenue and expenses denominated in non-U.S. currencies are translated at the rate of exchange prevailing on the date of the balance sheet. Gains (losses) on translation of the financial statements are from the Company’s operations where the functional currency is not the U.S. dollar. Translation gains (losses) are reflected as a component of accumulated other comprehensive income (loss). Gains (losses) on foreign currency transactions are included in the statements of Operations.

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The Pride Group Pty Ltd.

Notes to Financial Statements

June 30, 2016 and 2015

Note 2 - Summary Of Significant Accounting Policies (continued)

Revenue and Cost Recognition:

The Company recognizes revenue from construction contracts over the contractual period under the percentage-of-completion (POC) method of accounting. This method of accounting recognizes sales and gross profit as work is performed based on the relationship between actual costs incurred and total estimated costs at completion. Recognized revenues that will not be billed under the terms of the contract until a later date are recorded in “Costs and earnings in excess of billings”. Likewise, contracts where billings to date have exceeded recognized revenues are recorded in “Billings in excess of costs and earnings”. Construction costs of projects under contract include all direct material and labor costs and other direct costs related to contract performance. Changes to the original estimates may be required during the life of the contract and such estimates are reviewed periodically. Changes in job performance, job conditions, estimated profitability and final contract settlements might result in revisions to costs and income that are recognized in the period in which the changes are disregarded. Estimated losses are recorded when identified.

The use of the POC method of accounting involves considerable use of estimates in determining revenues, costs and profits and in assigning the amounts to accounting periods. The Company continually evaluates all of the assumptions, risks and uncertainties inherent with the application of the POC method of accounting. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near-term.

Revenue from service or short term contracts is recognized currently as the work is performed.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Fair value of financial instruments:

The carrying value of the Company’s financial instruments, consisting principally of cash, receivables and accounts payable approximates fair value due to either the short-term maturity of the instruments or borrowings with similar interest rates or maturities.

Income taxes:

The Company accounts for uncertainty in income taxes using a recognition threshold of more-likely-than-not to be sustained upon examination by the appropriate taxing authority. Measurement of the tax uncertainty occurs if the recognition threshold is met. Management has determined that there were no tax uncertainties that met the recognition threshold at the balance sheet dates, and no interest and penalties related to unrecognized tax benefits have been recognized in the Company’s financial statements.

The Company files tax returns in the Australia federal jurisdiction and has no open tax years for 2012 and prior.

Compensated Absences:

The Company provides for employees to annually accrue up to five weeks of unused vacation beyond the calendar year as required by Australian law. At June 30, 2016 and 2015 the balance of accrued unused vacation time approximated $97,000 and $103,000, respectively.

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The Pride Group Pty Ltd.

Notes to Financial Statements

June 30, 2016 and 2015

Note 2 - Summary Of Significant Accounting Policies (continued)

Advertising:

The Company expenses advertising costs as they are incurred. Advertising expense for the years ended June 30, 2016 and 2015 were $3,820 and $6,362, respectively.

Operating Loss and Tax Credit Carryforwards:

At June 30, 2016, the Company has loss carryforwards totaling approximately $92,000 that may be offset against future taxable income. The carryforwards are available indefinitely.

Note 3 – Significant Concentrations of Credit Risk

Cash maintained at an authorized deposit-taking institution (bank) incorporated in Australia is insured by the Australian Securities & Investments Commission (“ASIC”) up to approximately $186,000 USD in total. At June 30, 2016 and 2015, cash balances, in USD exceeded ASIC insured limits by approximately $70,000 and $87,000, respectively.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at June 30, 2015, approximately 26% of the Company’s accounts receivable is due from two unrelated customers, 12% and 14%, respectively; and, at June 30, 2015, approximately 25% of the Company’s accounts receivable is due from two unrelated customers, 12% and 13%.

Note 4 – Major Customers

During the year ended June 30, 2016, there were no customers with a concentration of 10% or higher. During the year ended June 30, 2015, approximately 17% of the Company’s revenue was earned from one customer.

Note 5 – Property and Equipment

At June 30, property and equipment are comprised of the following:

	2016	2015
Furniture and fixtures (5 to 7 years)	$6,533	$6,757
Machinery and equipment (5 to 7 years)	35,643	36,869
Computer and software (3 to 5 years)	78,957	78,530
Auto and truck (5 to 7 years)	256,088	262,163
Leasehold improvements (life of lease)	38,685	36,508
	415,906	420,827
Less: accumulated depreciation	(364,394)	(402,856)
	$51,512	$17,971

Depreciation expense for the years ended June 30, 2016 and 2015 amounted to $12,958 and $58,043, respectively.

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The Pride Group Pty Ltd.

Notes to Financial Statements

June 30, 2016 and 2015

Note 6 - Related Party Transactions

At June 30, 2016 and 2015, the balance due to Turquino Equity LLC, a significant shareholder, amounted to approximately $39,000 and $41,000, respectively. These balances represent expenses for management services. For the years ended June 30, 2016 and 2015, expenses for management services approximated $153,000 and $98,000, respectively.

Note 7 - Uncompleted Contracts

Costs, estimated earnings and billings on uncompleted contracts are summarized as follows at June 30:

	2016	2015
Costs incurred on uncompleted contracts	$2,382,693	$319,353
Estimated earnings	541,066	369,868
Costs and estimated earnings earned on uncompleted contracts	2,923,759	689,221
Billings to date	2,383,492	512,095
Costs and estimated earnings in excess of billings on uncompleted contracts	540,267	177,126
Costs and earnings in excess of billings on completed contracts	520,250	298,256
	$20,017	$(121,130)

Included in the amounts in the accompanying balance sheets under the following captions at June 30:

	2016	2015
Costs and earnings in excess of billings	$108,099	$20,087
Billings in excess of costs and earnings	(88,082)	(141,217)
	$20,017	$(121,130)

Note 8 - Leases

The Company entered into two operating leases for office space in Woombye and Brisbane, Queensland, Australia, both expiring in April 2018. The future minimum payments on the leases for each of the next two years and in the aggregate amount to the following:

2017	$84,284
2018	68,005
$152,289

Rent expense for the years ended June 30, 2016 and 2015 amounted to approximately $90,000 and $96,000, respectively, and is included in “General and Administrative” expenses on the related statements of operations.

Note 9 - Contract Backlog

As of June 30, 2016, the Company had a contract backlog approximating $1,484,000 with anticipated direct costs to complete approximating $1,276,000. And, at June 30, 2015, the Company had a contract backlog approximating $2,083,000 with anticipated direct costs to complete approximating $1,794,000.

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The Pride Group Pty Ltd.

Notes to Financial Statements

June 30, 2016 and 2015

Note 10 - Subsequent Events

Date of Management’s Review:

The Company has evaluated subsequent events for the period from June 30, 2016, the date of these Financial Statements, through April 17, 2017, which represents the date these Financial Statements were available to be issued.

Sale of business:

On January 31, 2017, the shareholders of the Company entered into a Share Exchange Agreement with H/Cell Energy Corporation (“H/Cell”), an entity affiliated by common ownership, whereby H/Cell agreed to acquire all outstanding shares of the Company in exchange for shares of stock in H/Cell.

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